Exhibit 10(d)43

FIRST AMENDMENT

TO

DECOMMISSIONING TRUST AGREEMENT

This First Amendment to the DECOMMISSIONING TRUST AGREEMENT (this "Amendment") is entered into as of this 23rd day of December, 2003, by and between CAJUN ELECTRIC POWER COOPERATIVE, INC., an electric cooperative corporation organized under the laws of the State of Louisiana, appearing by and through Ralph R. Mabey, its Chapter 11 Trustee (the "Settlor"), and MELLON BANK, N.A., as Trustee (the "Trustee"), a national banking association having trust powers.

WHEREAS, the Settlor and the Trustee have entered into a Decommissioning Trust Agreement dated as of December 23, 1997 (the "Agreement");

WHEREAS, the Settlor and the Trustee wish to amend the Agreement in order to comply with certain changes in applicable regulations of the Nuclear Regulatory Commission ("NRC"); and

WHEREAS, Section 9.1 of the Agreement provides that the Agreement cannot be amended except for administrative provisions, governing law provisions or to comply with regulatory requirements and must be in writing and signed by the Settlor and the Trustee with the consent of Entergy Gulf States, Inc. and the Rural Utilities Services of the United States Department of Agriculture;

WHEREAS, the parties hereby each warrant and represent to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the parties to the Amendment;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Settlor and the Trustee hereby agree as follows:

1. A new Section 5.3 is added to the Agreement as follows:

Notice Regarding Disbursements or Payments. Notwithstanding anything to the contrary in this Agreement, except for (i) payments of ordinary administrative costs (including taxes) and other incidental expenses of the Trust Funds (including legal, accounting, actuarial, and trustee expenses) in connection with the operation of the Trust Funds, (ii) withdrawals being made under 10 CFR 50.82(a)(8), and (iii) transfers between Qualified and Nonqualified Funds in accordance with the provisions of this Agreement, no disbursement or payment may be made from the Trust Funds until written notice of the intention to make a disbursement or payment has been given to the Director, Office of Nuclear Reactor Regulation, or the Director, Office of Nuclear Material Safety and Safeguards, as applicable, at least 30 working days before the date of the intended disbursement or payment. The disbursement or payment from the Trust Funds, if it is otherwise in compliance with the terms and conditions of this Agreement, may be made following the 30-working day notice period if no written notice of objection from the Director, Office of Nuclear Reactor Regulation, or the Director, Office of Nuclear Material Safety and Safeguards, as applicable, is received by the Trustee or the Settlor within the notice period. The required notice may be made by the Trustee or on the Trustee's behalf. This Section 5.1 is intended to qualify each and every provision of this Trust Agreement allowing distributions from the Trust Funds, and in the event of any conflict between any such provision and this Section, this Section shall control.

IN WITNESS WHEREOF, the parties hereto, each intending to be legally bound hereby, have executed this Amendment as of the day and year first above written.

Authorized Signer of: MELLON BANK, N.A. By: /s/ Carlos Pacheco Name: Carlos Pacheco Title: Vice President Date: December 23, 2003	Authorized Officer of: CAJUN ELECTRIC POWER COOPERATIVE, INC. By: /s/ Ralph S. Mabey Name: Ralph S. Mabey Title: Trustee Date: December 19, 2003

Consented to by: Authorized Signer of: ENTERGY GULF STATES, INC. By: /s/ Steven C. McNeal Name: Steven C. McNeal Title: Vice President and Treasurer Date: December 15, 2003	Authorized Officer of: RURAL UTILITIES SERVICES OF THE UNITED STATES DEPARTMENT OF AGRICULTURE By: /s/ Hilda Gay Legg Name: Hilda Gay Legg Title: Administrator Date: December 16, 2003